Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Pacific Aerospace & Electronics, Inc. on Form S-3, of our report, dated July 2, 1997, appearing in the Annual Report on Form 10-KSB of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1.


/s/ MOSS ADAMS LLP

Everett, Washington
December 29, 1997